                                                                    EXHIBIT 4.2




                                 AMRESCO, INC.

                      Senior Notes, Series 1996-A due 1999

                    Officer's Certificate and Company Order

         Pursuant to the Senior Notes Indenture dated as of July 1, 1996 (the "Master Indenture") between AMRESCO, INC. (the "Company") and Comerica Bank, as Trustee (the "Trustee"), resolutions adopted by the Company's Board of Directors on May 29, 1996 and resolutions adopted by the Company's Pricing Committee as of July 15, 1996, this Officers' Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Master Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Master Indenture and to establish the procedures for the authentication and delivery of the Securities of such series pursuant to Section 303 of the Master Indenture.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Master Indenture.

         The Company has complied with all conditions precedent provided for in the Master Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities and (iii) the procedures for the authentication and delivery of such series of Securities.

A.       Establishment of Series Pursuant to Section 301 of the Master
Indenture.

         The Company hereby establishes, pursuant to Section 301 of the Master Indenture, a series of Securities that shall have the following terms:

         1. The series of Securities being authorized hereby shall bear the title "Senior Notes, Series 1996-A due 1999" (the "Notes").

         2. The aggregate principal amount of the Notes shall be limited to $57,500,000 (except for Notes authenticated and delivered pursuant to Section 306 of the Master Indenture, and except for any Notes which, pursuant to
Section 303 of the Master Indenture, are deemed never to have been authenticated and delivered thereunder).

         3. Interest on each Note shall be payable to the Person in whose name such Note is registered at the close of business on the tenth day of the month (whether or not a Business Day) in the same month as the relevant Interest Payment Date (as defined in paragraph 5 hereof).

         4. The Notes shall mature on July 1, 1999, at which time the entire principal amount of the Notes and accrued but unpaid interest on the Notes will be due and payable.

         5. Each Note shall bear interest at the annual rate of 8.75% commencing on the date of original issuance. Interest on the Notes shall be payable from their original date of issuance on the 15th day of each month, or, if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), based on a 360-day year of twelve 30-day months. Interest payable on any Interest Payment Date shall include interest on the Notes to and excluding such Interest Payment Date. The first Interest Payment Date shall be September 15, 1996, and shall include interest from the date of original issuance to and excluding the first Interest Payment Date.

          6. The principal of (and premium, if any) and interest on the Notes shall be payable, and the transfer of the Notes shall be registrable and Notes shall be exchangeable for Notes bearing identical terms and provisions, at the Corporate Trust Office of the Trustee or such other location as the Trustee shall specify. Interest on the Notes may, at the option of the Company, be paid by check mailed to the address of the Person entitled thereto as it appears on the Security Register.

          7. Notes may not be redeemed by the Company at the option of the Company prior to maturity.

          8. The Company shall have no obligation to redeem or purchase Notes at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions, except as set forth below:

                 (a) Right to Require Repurchase. In the event that there shall occur a Repurchase Event (as defined in paragraph (g)), then each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all or any part of such Holder's Notes on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Repurchase Event as contemplated in paragraph (b)(1) at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. Such right to require the repurchase of Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with Article Four of the Master Indenture.

                 (b)      Notice; Method of Exercising Repurchase Right.

                          (1)     On or before the 15th day after the
                 Repurchase Event, the Company, or, upon Company Request transmitted to the Trustee within 5 days of such Repurchase Event, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder of the Notes at such Holder's address appearing in the Note Register. Such notice shall be deemed to have been given at the time of posting of such first-class mail. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

                 Each notice of a repurchase right shall state:

                          (i) that the notice is being made pursuant to paragraph 8(a) of this Officer's Certificate and Company Order and a description of the circumstances triggering the repurchase right,

                          (ii)    the Repurchase Date,

                          (iii) the date by which the repurchase right must be exercised,

                          (iv)    the Repurchase Price, and

                          (v) the instructions a Holder must follow to exercise a repurchase right.

                          No failure of the Company to give the foregoing
                 notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no affirmative obligation to determine if there shall have occurred a Repurchase Event.

                          (2) To exercise the repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (1) above) and to the Trustee on or before the fifteenth (15th ) day prior to the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Note or Notes (or portion of a Note) to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Note or Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, if any such Note (other than in global book-entry form), is issued to such Holder. Such written notice shall be irrevocable following the close of business on the fifth (5th) day prior to the Repurchase Date; provided, however, that the Company, in its sole and absolute discretion, may consent to the withdrawal of any Notes after such date and prior to the Repurchase Date. If the Repurchase Date falls between any Regular Record Date and the next succeeding Interest Payment Date, Notes to be repurchased must be accompanied by a check from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date. Upon receipt of any such check, the Trustee shall forward such check to the Company.

                          (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Note or Notes as to which the repurchase right had been exercised. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Note, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Note or Notes in the aggregate principal amount of the unrepurchased portion of such surrendered Note.

                 (c) Deposit of Repurchase Price. On or before the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Master Indenture) an amount of money, which shall be good funds on the Repurchase Date, sufficient to pay the Repurchase Price of the Notes which are to be repurchased on the Repurchase Date.

                 (d) Notes Not Repurchased on Repurchase Date. If a Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate per annum borne by such Note.

                 (e) Notes Repurchased In Part. Any Note which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 of the Master Indenture (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

                 (f) Priority of Repurchase Rights. If the Repurchase Event is effected with respect to Subordinated Debt, the Holders of the Notes requiring the Company to repurchase Notes must be paid in full pursuant to the terms and conditions of this paragraph 8 prior to any payments being made to the Holders of Subordinated Debt. If the Repurchase Event is effected with respect to Senior Debt, the Holders of the Notes requiring the Company to repurchase Notes must be paid concurrently with the Holders of such Senior Debt.

                 (g) Definition of Repurchase Event. For purposes of this paragraph 8, a "Repurchase Event" shall have occurred upon the occurrence of any event requiring that the Company repurchase, or make an offer to repurchase, any Subordinated Debt or Senior Debt other than the Notes, whether now outstanding or issued in the future, including, without limitation, the repurchase options contained in the Section 1010 and Article Fourteen of the Indenture dated as of November 27, 1995 between the Company and First Interstate Bank of Texas, National Association, issued with respect to the Company's 8% Convertible Subordinated Debentures Due 2005.

         9. The Notes shall not be convertible into shares of capital stock or exchangeable for other securities.

         10. The Trustee shall be the Security Registrar and Paying Agent for the Notes.

         11. Neither the amount of principal of, nor any premium or interest on, any Notes shall be determined by reference to an index or pursuant to a formula.

         12. In addition to the covenants set forth in the Master Indenture, the Notes shall be subject to the following restrictive covenants:

                 (a) In addition to those terms defined in the Master Indenture, the following terms shall have the meanings assigned when used in connection with the Notes:

                 The term "Acquired Indebtedness" means indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition by the Company or a Subsidiary of the Company of assets from such Person, and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

                 The term "Consolidated Net Worth" means the excess, as determined in accordance with GAAP, after appropriate deduction for minority interests in the net worth of consolidated subsidiaries, of the Company's assets over its liabilities.

                 The term "Senior Recourse Debt" means Senior Debt minus any Funded Debt of the Company or any of its Subsidiaries that is (A)(i) specifically advanced to finance the acquisition of assets classified on the Company's balance sheet as "assets held for sale" and (ii) either (a) secured by the assets to which such indebtedness relates without recourse to the Company or any of its Subsidiaries or (b) issued under a loan agreement that requires each advance to be repaid upon sale of the assets to which such advance relates within no more than one year from the date of such advance or (B) advanced to a Subsidiary or group of Subsidiaries formed for the sole purpose of acquiring or holding a portfolio of assets (i) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against the assets of, the Company or any other Subsidiary, and (ii) upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be.

                 The term "Subordinated Debt" means all Funded Debt except Senior Debt.

                 (b) The Company will not itself, and will not permit any Subsidiary to, create, incur, issue, assume, guarantee or become liable with respect to any Senior Recourse Debt if, immediately after giving effect thereto, the aggregate amount of all Senior Recourse Debt then outstanding would exceed 450% of the Company's Consolidated Net Worth.

                 (c) The Company shall not (i) declare or pay any dividend, either in cash or property, on any shares of its capital stock (except dividends or other distributions payable solely in shares of capital stock of the Company), (ii) purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock or
         (iii) make any other payment or distribution, either directly or indirectly through any Subsidiary, in respect of the Company's capital stock (such dividends, purchases, redemptions, retirements, payments and distributions being herein collectively called "Restricted Payments") if, after giving effect thereto,

                 (1) an Event of Default under the Master Indenture would have occurred; or

                 (2) (A) the sum of (i) such Restricted Payments plus (ii) the aggregate amount of all Restricted Payments made during the period after December 31, 1995 would exceed (B) the sum of (i) $10 million plus (ii) 50% of the Company's Consolidated Net Income for each fiscal year commencing subsequent to December 31, 1995 (with 100% reduction for a loss in any fiscal year), plus (iii) the cumulative net proceeds received by the Company from the issuance or sale after December 31, 1995 of capital stock of the Company (including in such net proceeds the face amount of any indebtedness that has been converted into common stock of the Company after December 31,
                          1995).

         Notwithstanding the foregoing, the Company may make a previously-declared Restricted Payment if the declaration of such Restricted Payment was permitted under this paragraph 12(c) when made. For purposes of this paragraph 12(c), the amount of any Restricted Payment payable in property shall be deemed to be the fair market value of such property as determined by the Board of Directors of the Company.

                 (d) The Company shall not and shall not permit any Subsidiary of the Company to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distribution on its capital stock, (b) pay any indebtedness owed to the Company or any other Subsidiary of the Company or (c) make loans, advances, or capital contributions to the Company or any other Subsidiary of the Company except (i) as set forth in the instrument evidencing or the agreement governing

         Acquired Indebtedness of any acquired entity which becomes a Subsidiary of the Company, provided, that any restriction or encumbrance under such instrument or agreement existed at the time of acquisition, was not put in place in anticipation of such acquisition, and is not applicable to any Person, other than the Person or property or assets of the Person so acquired; (ii) by agreements and transactions permitted under paragraph 12(c); (iii) customary provisions restricting subletting or assignment of any lease or license of the Company or any Subsidiary of the Company; (iv) any encumbrance or restriction arising under applicable law; (v) any encumbrance or restriction arising under indebtedness or other agreements existing on the date of original issuance of the Notes;
         (vi) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Subsidiary; (vii) any encumbrance or restriction arising under the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired; (viii) any encumbrance or restriction arising under customary non-assignment provisions in installment purchase contracts; (ix) any encumbrance or restriction on the ability of any Subsidiary to transfer any of its property acquired after the date hereof to the Company or any Subsidiary that is required by a lender to, or purchaser of any indebtedness of, such Subsidiary in connection with a financing of the acquisition of such property (including with respect to the purchase of asset portfolios and pursuant to the underwriting or origination of mortgage loans) by such Subsidiary; and
         (x) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in the foregoing clauses (i) through (ix).

                 (e) The Company shall not, and shall not permit any of its Material Subsidiaries to, enter into any transaction (or series of related transactions), including, without limitation, any loan, advance, guarantee or capital contribution to, or for the benefit of, or any sale, purchase, lease, exchange or other disposition of any property or the rendering of any service, or any other direct or indirect payment, transfer or other disposition (a "Transaction"), involving payments in excess of $60,000, with any Affiliate of the Company (other than a wholly-owned Subsidiary), on terms and conditions less favorable to the Company or such Material Subsidiary, as the case may be, than would be available at such time in a comparable Transaction in arm's length dealings with an unrelated Person as determined by the Board of Directors, such approval to be evidenced by a Board Resolution.

                 The provisions of the immediately preceding paragraph will not apply to:

                          (1) Restricted Payments otherwise permitted pursuant to the Master Indenture and this Officer's Certificate and Company Order;

                          (2) fees and compensation (including amounts paid pursuant to employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors or the senior management thereof in the exercise of their reasonable business judgment; or

                          (3) payments for goods and services purchased in the ordinary course of business on an arms-length basis.

         13. The Notes shall be issued in denominations of $1,000 and any integral multiple thereof.

         14. The Notes shall be denominated, and payments of principal of and any premium and interest on the Notes shall be made, in the currency of the United States of America.

         15. The Notes shall be subject to the events of default specified in Section 501, paragraphs (1) through (8), of the Master Indenture.

         16. The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of Maturity thereof pursuant to
Section 502 of the Master Indenture shall be the entire principal amount thereof.

         17. The Notes shall initially be issued as book-entry notes in the form of one fully registered global security which will be deposited with, or on behalf of, The Depository Trust Company, as depositary ("DTC"), and registered in the name of DTC's nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described in the Master Indenture, Notes in definitive certificated form shall not be issuable to any Person other than DTC and such global security may not be exchanged for Notes registered in the name of, nor may any transfer of such global security be registered to, any Person other than DTC or its nominee.

          18.    The Notes shall be governed by the defeasance provisions of
Section 403 and any other applicable sections of the Master Indenture.

          19. The Notes shall be issued in fully registered form only, without coupons.

          20. The Notes shall be unsecured obligations of the Company and shall rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company.

B.       Establishment of Form of Note Pursuant to Section 201 of the Master
         Indenture.

         The Company hereby establishes, pursuant to Section 201 of the Master Indenture, that the Notes shall be substantially in the form attached as Exhibit A hereto.

C. Order for Authentication and Delivery of Notes Pursuant to Section 303 of the Master Indenture.

         Pursuant to Section 303 of the Master Indenture, the Company hereby orders that the Trustee shall authenticate and deliver to DTC the global security representing the Notes delivered by the Company to the Trustee, as provided in Section 303 of the Master Indenture.

D.       Compliance.

         The undersigned have read the pertinent sections of the Master Indenture, including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Company's Board of Directors. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of
(i) a series of Securities, (ii) the forms of such series of Securities and
(iii) the procedures for the authentication and delivery of such series of Securities contained in the Master Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated as of:  July 19, 1996

                                 AMRESCO, INC.


                                 By /s/ ROBERT H. LUTZ, JR.
                                    -----------------------------------------
                                    Its: Chairman and Chief Executive Officer




                                 By /s/ BARRY L. EDWARDS
                                    -----------------------------------------
                                    Its: Executive Vice President

                                   EXHIBIT A

                                  FORM OF NOTE

REGISTERED                                                           No. 1996A-1


                                AMRESCO, INC.
                     Senior Note, Series 1996-A due 1999

                  Registered Principal Amount: $57,500,000
                           CUSIP No.: 031909 AC 8


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co, as a nominee for DTC. This Note is exchangeable for Notes registered in the name of a Person other than DTC or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by DTC to a nominee of DTC or by any nominee of DTC to DTC or another nominee of DTC) may be registered except in such limited circumstances.

         AMRESCO, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture (as such term is defined on the reverse hereof)), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Fifty Seven Million Five Hundred Dollars ($57,500,000) on July 1, 1999, and to pay interest thereon on the 15th day of each month, or, if such day is not a Business Day, the next succeeding Business Day (each an "Interest Payment Date"), based on a 360-day year of twelve 30-day months, from July 19, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, commencing September 15, 1996, at the rate of 8.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the tenth day of the month (whether or not a Business
Day) in the same month as the relevant Interest Payment Date. Any interest on this Note that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of (and premium, if any) and any interest due on this Note will be made at the office or agency of the Company maintained for that purpose in same day funds, in the City of Detroit, Michigan or New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. So long as DTC or its nominee, Cede & Co., is the sole registered owner and the sole Holder of the Global Security for all purposes under the Indenture, such payments will be made by the Trustee directly to DTC or to such nominee.

         Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  July 19, 1996                  AMRESCO, INC.


                                       By:
                                          -------------------------------------
                                           Robert H. Lutz, Jr.
                                           Chairman of the Board and
                                             Chief Executive Officer

Attest:



- ---------------------------------------
L. Keith Blackwell, Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein and issued pursuant to the within-mentioned Indenture.


                                       Comerica Bank, as Trustee

                                       By
                                         --------------------------------------
                                         Authorized Signatory

                                AMRESCO, INC.
                     Senior Note, Series 1996-A due 1999


         This Note is one of a duly authorized issue of securities of the Company (the "Securities") issued and to be issued in one or more series under a Senior Notes Indenture dated as of July 1, 1996, between the Company and Comerica Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Notes Indenture), as supplemented by an Officers' Certificate and Company Order dated as of July 19, 1996, pursuant to such Senior Notes Indenture establishing the Notes (such Senior Notes Indenture, as supplemented by such Officer's Certificate and Company Order, being herein called the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Security is one of the series designated as Senior Notes, Series 1996-A due 1999 (the "'Notes"), limited in aggregate principal amount to $57,500,000. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request to the Trustee to institute proceedings in its own name as Trustee, furnished the Trustee reasonable indemnity, and within 60 days the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) and interest on this Note on or after the respective due dates expressed herein.

         The Notes are not subject to redemption by the Company at the option of the Company.

         In accordance with the terms of the Indenture, upon the occurrence of a Repurchase Event, the Holder of this Note shall have the right, at such Holder's option, to require the Company to purchase, and upon exercise of such right, the Company shall purchase, all or any part of this Note on the date that is 30 days after the date the Company gives notice of the Repurchase Event at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest.

         In the event of transfer or exchange, a new Note or Notes of like tenor and for a like aggregate principal amount will be issued to the Holder, in the case of exchange, or the designated transferee or transferees, in the case of transfer.

         If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may (subject to the conditions set forth in the Indenture and in the Officer's Certificate and Company Order) be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or
(ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequence. Any such consent or waiver by the Holder of this Note shall bind such Holder and every future Holder of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As described in the Indenture, the Notes may be issued as book- entry notes in the form of one fully registered Global Security bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange, deposited with, or on behalf of, DTC, and registered in the name of DTC's nominee. As provided in the Indenture, and subject to certain limitations (including additional limitations in the event that this Note is a Global Security) therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth (including additional limitations in the event that this Note is a Global Security), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the

Holder hereof or such Holder's attorney duly authorized in writing and thereupon one or more new Notes of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes shall be governed by and construed in accordance with the laws of the State of Texas.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         At the request of the registered owner, the Company shall promptly issue and deliver one or more separate Note certificates evidencing each obligation evidenced by this master Note. As of the date any such Note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this master Note.

================================================================================

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

       (Name, Address, and Taxpayer Identification Number of Assignee)
this master Note and all rights thereunder, hereby irrevocably constituting and
appointing                                        attorney to transfer this
master Note on the books of the Company with full power of substitution in the premises.


Dated:
Signature Guaranteed:                                (Signature)
                                        Notice: This signature on this
                                        assignment just correspond with the
                                        name as written upon the face of this
                                        master Note, in every particular,
                                        without alteration or enlargement or
                                        any change whatsoever.

================================================================================



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